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                                                                    EXHIBIT 10.1
                     MOTOROLA VENDOR FINANCING TEMPLATE
                         MEMORANDUM OF UNDERSTANDING


- Motorola agrees that nothing in this Memorandum of Understanding ("MOU") is intended or shall operate to amend any provision of, or to restrict, limit, increase or otherwise affect any rights or obligations of the parties under or pursuant to, that certain Amended, Restated and Consolidated Credit Agreement dates as of September 27, 1996 among Nextel Communications, Inc., Nextel Finance Company, the other Restricted Companies named therein, Motorola, Inc. and NTFC Capital Corporation, as he same may be amended from time to time (the "U.S. Vendor Agreement"). McCaw International Limited agrees that certain actions taken under such U.S. Vendor Agreement may limit the amount of financing available outside the U.S. to entities affiliated with Nextel, or may require McCaw International to make repayments of non-U.S. borrowings outstanding, all as more fully provided in this MOU. It is expressly understood and acknowledged by Motorola that Nextel and the Restricted Companies shall have no obligation or liability of any type or description, contingent or otherwise, on or in respect of any amount outstanding pursuant to financing made available, committed or extended by Motorola to any Nextel affiliate for use outside the U.S. (pursuant to or as contemplated by this MOU).

- Motorola desires and intends to provide vendor financing to carriers/customers for the roll out-expansion of iDEN systems in the U.S. and in certain non-U.S. countries.

- Motorola's policy will be to establish a Worldwide limit on the amount of vendor financing that can be OUTSTANDING with respect to certain non-U.S. countries, for iDEN products, with any particular customer and its affiliates or in any particular non-U.S. country at any point in time, that will be based on a ceiling amount of OUTSTANDING vendor financing to such customer and its affiliates under both U.S. and non-U.S. facilities.

- The issuance of a financing commitment for any specific country shall be in Motorola's sole discretion.

- Due to this timing of roll outs, drawdowns or loan repayments it is possible that the total amount of Motorola vendor financing COMMITMENTS may
    - at times - exceed the worldwide OUTSTANDINGS limit to a customer and its affiliates. In no case, however, can the drawdowns on such commitments cause the amounts outstanding to exceed the worldwide OUTSTANDINGS limit. Accordingly, drawdowns under the U.S. portion of such commitments may result in required repayments of amounts OUTSTANDING under the non-U.S. portion of such commitment so that the applicable worldwide OUTSTANDINGS limit for the relevant customer and its affiliates is not exceeded.

- The worldwide combined OUTSTANDINGS limit for Motorola provide vendor financing for Nextel/(i) Nextel and the Restricted Companies under the U.S. Vendor Agreement and (ii) McCaw International and its designated affiliates has been established, by Motorola, at $400 million, with no more than $125 million outstanding in any specific country (other than the United States.) (See attachment 1 for a description of amounts currently outstanding/committed with each of Nextel and McCaw International).

- Each worldwide customer financing limit will be reviewed every 2 years and adjusted, if desired, prospectively.

- Given these objectives/targets, the general terms of all Motorola provide vendor financing commitments (other than under the U.S. Vendor Agreement) for iDEN products will be as follows:
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-   Vendor Financing will be provided only for the purchase of Motorola iDEN good and services and ancillary products and services (such as, without limitations, switches which have been ordered from and provided by Motorola) to the extent indicated in the relevant definitive financing documents.

- Working capital loans will not be provided by Motorola - except where Motorola is an equity partner and guarantees its % ownership of joint venture borrowing.

- Appropriate collateral will be required for all vendor financing (i.e. channels, licenses, asset pledges, proportionate shareholders guarantees, etc.)

-   Vendor Financing must be Senior Secured Debt.

- Vendor Financing will be denominated in and payable in U.S. dollars (and will be extended to the relevant borrowing entity in U.S. dollars).

- Interest rate for loans will be 2% to 4% over prime depending on the country/business plan risk.

- There shall be no restriction whatsoever (other than any imposed pursuant to relevant law) on Motorola's right to sell, syndicate or assign any borrowings made under these non-U.S. vendor financing arrangements.

- Political risk insurance will be required on all non-U.S. vendor finance unless waived by Motorola. Fees to be paid by borrower.

-   There will be no commitment fees on unused commitment amounts.

- Arrangement fees on non-U.S. borrowing facilities will be priced at approximate market price (generally 1%).

- Additional debt will be allowed under the non-U.S. borrowing facilities to cover working capital needs within agreed financial covenants. In certain specific, mutually agreed situations Motorola may agree to allow debt that is paripassu with Motorola.

- All non-U.S. vendor financing provided will be subject to Motorola's receipt/approval of acceptable Business Plan(s) and normal due diligence.



/s/ DAVID E. ROSTOV                                /s/ RICHARD D. SEVERNS
-------------------                                ----------------------
David E. Rostov                                    Richard D. Severns
Senior Vice President - Finance,                   Senior Vice President
Chief Financial Officer and Treasurer              Land Mobile Products Sector
McCaw International Limited                        Motorola, Inc.

         By signing below, Nextel Communications, Inc. acknowledges its awareness of and agreement with the financing arrangements described above.

                                    NEXTEL COMMUNICATIONS, INC.



                                     By /s/ STEVEN M. SHINDLER
                                        ----------------------
                                        Steven M. Shindler
                                        Senior Vice President and Chief
                                         Financial Officer





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ATTACHMENT I


- Motorola currently has a debt commitment to the Restricted Companies (as defined in the U.S. Vendor Agreement) in the U.S. - as a result of the U.S. Vendor Agreement of $305 million.

-   The amount currently outstanding on this U.S. commitment is $110 million.

- Once the other banks party to the Credit Agreement dated as of September 27, 1996 - entered into in connection with the U.S. Vendor Agreement - have loaned Nextel $827.5 million, Motorola is committed to provide additional vendor financing in the U.S. on a prorate basis with the other banks, until the Motorola total amount of outstanding reached a maximum of $305 million.

- McCaw International has requested that Motorola provide vendor financing, for the purchase of Motorola iDEN equipment in the following amounts with respect to the following countries during the year 1997, 1998 and 1999.

         - Brazil         $173.5 million
         - Argentina      $ 81.0 million
         - Mexico         $107.5 million
         - Philippines    $ 30.0 million

- Motorola has agreed to provide initial financing commitments, contingent on the execution of this MOU, for the purchase of Motorola iDEN in the following amounts and countries:

         - Brazil         $125 million
         - Philippines    $ 30 million
         - Argentina      $ 81 million

- Motorola will continue to review McCaw International's request for financing in Mexico to determine the amount of financing, if any, Motorola will commit to provide.

- Subject to the $400 million limit on Worldwide OUTSTANDINGS to a particular customer and its affiliates noted in the Memorandum of Understanding (or the $125 million limit to a particular country outside the U.S.), Motorola commits to provide vendor financing for the purchase of Motorola iDEN equipment, in these 3 countries, PROVIDED THAT


         If the Amount OUTSTANDING in the U.S. under the U.S. Vendor Agreement

                                    PLUS

         The amount OUTSTANDING on non-U.S. vendor financing in these countries

                                    PLUS

         A request for more vendor financing in the U.S. under the Vendor Financing Agreement dated September 7, 1996 WHICH CAN NOT BE REFUSED PER OUR AGREEMENT WITH THE BANKS

         Would cause the total OUTSTANDINGS amount to exceed $400 million.

         Then McCaw International will repay or cause to repay sufficient OUTSTANDING non-U.S. loans/borrowings such that after and giving effect to such repayment, the total amount of loans outstanding from Motorola to Nextel/under the U.S. Vendor Facility plus the loans outstanding from Motorola to McCaw International under the non-U.S. facilities will no exceed $400 million.





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/s/ DAVID E. ROSTOV                                /s/ RICHARD D. SEVERNS
-------------------                                ----------------------
David E. Rostov                                    Richard D. Severns
Senior Vice President - Finance,                   Senior Vice President
Chief Financial Officer and Treasurer              Land Mobile Products Sector
McCaw International Limited                        Motorola, Inc.

         By signing below, Nextel Communications, Inc. acknowledges its awareness of and agreement with the financing arrangements described above.

                                    NEXTEL COMMUNICATIONS, INC.



                                     By /s/ STEVEN M. SHINDLER
                                        ----------------------
                                        Steven M. Shindler
                                        Senior Vice President and Chief
                                          Financial Officer